SCHEDULE 14A

(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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Check the appropriate box:

☐ Preliminary Proxy Statement
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HYBRIDON, INC.

(Name of Registrant as Specified In Its Charter)

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HYBRIDON, INC.

345 Vassar Street
Cambridge, Massachusetts 02139

NOTICE OF 2004 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 24, 2004

       The 2004 Annual Meeting of the Stockholders of Hybridon, Inc. (the “Company”) will be held on Thursday, June 24, 2004 at 10:00 a.m., local time, at the American Stock Exchange, 86 Trinity Place, New York, New York (the “Annual Meeting”), for the purpose of considering and voting upon the following matters:

1.	To elect three Class III Directors to the Board of Directors for the ensuing three years.

2.	To approve an amendment to the Company’s Restated Certificate of Incorporation increasing the number of authorized shares of the Company’s Common Stock from 150,000,000 to 185,000,000.

3.	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

      The Board of Directors presently has no knowledge of any other business to be transacted at the Annual Meeting or any adjournment thereof.

      The Board of Directors has fixed the close of business on Monday, April 26, 2004 as the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting or any adjournment thereof.

By Order of the Board of Directors,

/s/ ROBERT G. ANDERSEN

Robert G. Andersen, Secretary

Cambridge, Massachusetts

May 11, 2004

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES.

PROXY STATEMENT
PROPOSAL 1 -- ELECTION OF DIRECTORS
PROPOSAL 2 -- INCREASE IN THE NUMBER OF AUTHORIZED COMMON SHARES
ACCOUNTING MATTERS
OTHER MATTERS

HYBRIDON, INC.

345 Vassar Street
Cambridge, Massachusetts 02139

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 24, 2004

      This Proxy Statement and the enclosed form of proxy are being furnished by the Board of Directors of Hybridon, Inc. (“Hybridon” or the “Company”) in connection with the Company’s 2004 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Thursday, June 24, 2004 at 10:00 a.m., local time, at the American Stock Exchange, 86 Trinity Place, New York, New York or any adjournment or postponement of the Annual Meeting.

      All shares represented by proxy will be voted in accordance with the instructions of the stockholder. If no instructions are provided, proxies will be voted for the director nominees and in favor of the matter set forth in the accompanying Notice of Annual Meeting. A registered stockholder may revoke a proxy at any time before its exercise by delivery of a written revocation or a subsequently dated proxy to the Secretary of the Company or by voting in person at the Annual Meeting. Attendance at the Annual Meeting will not itself be deemed to revoke a proxy unless the stockholder is registered on the books of the Company and gives affirmative notice at the Annual Meeting that the stockholder intends to revoke the proxy and vote in person.

      The Notice of the Annual Meeting, this Proxy Statement, the enclosed proxy and the Company’s 2003 Annual Report to Stockholders, which contains the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 as filed with the Securities and Exchange Commission, without exhibits, are being mailed to stockholders on or about May 24, 2004. Exhibits to the Company’s Annual Report on Form 10-K will be provided upon written request and payment of an appropriate processing fee. Please address all such requests to the Company, Attention: Investor Relations, 345 Vassar Street, Cambridge, Massachusetts 02139.

Voting Securities and Votes Required

      On April 26, 2004, the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting, there were outstanding and entitled to vote 101,948,669 shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”). Each share of Common Stock entitles the holder to one vote on each of the matters to be considered at the Annual Meeting.

      The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting shall be necessary to constitute a quorum for the transaction of business at the Annual Meeting. Shares of Common Stock present in person or represented by executed proxies received by the Company, including shares that are held in “street name” by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to one or more of the matters to be voted upon (“broker non-votes”), and shares that abstain or do not vote with respect to one or more of the matters to be voted upon, will be counted for purposes of establishing a quorum at the Annual Meeting

      The affirmative vote of the holders of a plurality of the votes cast by stockholders entitled to vote at the Annual Meeting is required for the election of directors. The affirmative vote of the holders of a majority of the Company’s outstanding Common Stock entitled to vote at the meeting is required for the approval of the amendment to the Company’s Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock from 150,000,000 to 185,000,000.

      Shares will not be counted as votes in favor of a matter, and will also not be counted as votes cast or shares voting on such matter, if the holder of the shares either withholds the authority to vote for a particular director nominee or nominees or abstains from voting on a particular matter or if the shares constitute broker non-votes. Accordingly, withheld shares, abstentions and broker non-votes will have no effect on the election of directors, but will have the same effect as a vote against the proposed amendment to the Company’s Restated Certificate of Incorporation.

Security Ownership of Certain Beneficial Owners and Management

      On April 26, 2004, Hybridon had 101,948,669 shares of Common Stock issued and outstanding. The following table sets forth certain information about the beneficial ownership of Common Stock, as of April 26, 2004, by (i) each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each director of the Company, (iii) each executive officer of the Company named in the Summary Compensation Table set forth under the caption “Executive Compensation” below and (iv) all directors and executive officers as a group.

		Percentage of
	Number of Shares	Common Stock
Name of Beneficial Owner	Beneficial Ownership	Outstanding(1)

5% Stockholders
Youssef El Zein(2)	9,598,789	9.2%
c/o Optima Life Sciences Limited St. James’s Chambers 64A Athol Street Isle of Man IM1 1JE
Optima Life Sciences Limited(3)	7,150,495	6.9%
St. James’s Chambers 64A Athol Street Isle of Man IM1 1JE
Great Point Partners LLC(4)	6,694,300	6.6%
2 Pickwick Plaza Suite 450 Greenwich, CT 06830

		Percentage of
	Number of Shares	Common Stock
Name of Beneficial Owner	Beneficial Ownership	Outstanding(1)

Jeffrey R. Jay, M.D.(5)	6,694,300	6.6%
2 Pickwick Plaza Suite 450 Greenwich, CT 06830
Other Directors and Executive Officers
Sudhir Agrawal, D. Phil(6)	5,248,660	4.9%
Stephen R. Seiler(7)	3,082,700	2.9%
Robert G. Andersen(8)	1,157,026	1.1%
Paul C. Zamecnik, M.D.(9)	993,843	1.0%
James B. Wyngaarden, M.D.(10)	734,253	*
R. Russell Martin, M.D.(11)	486,955	*
C. Keith Hartley(12)	209,518	*
William S. Reardon(13)	33,910	*
All directors and executive officers as a group (9 persons)(14)	21,545,654	18.9%

*	Less than 1%

(1)	The number of shares beneficially owned by each person is determined under rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the stockholder has the sole or shared voting power or investment power and also any shares that the stockholder has the right to acquire within 60 days of April 26, 2004 through the conversion of any convertible security or the exercise of any stock option, warrant or other right. Unless otherwise indicated, each stockholder has sole investment and voting power (or shares such power with his spouse) with respect to the shares set forth in the table. The inclusion of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of such shares.

(2)	Includes 32,750 shares of Common Stock subject to outstanding stock options, which are exercisable within the 60-day period following April 26, 2004. Also includes (a) 1,650,114 shares of Common Stock issuable upon the exercise of warrants held by Optima Life Sciences Ltd. (“Optima”), (b) 5,500,381 shares of Common Stock held by Optima and (c) 587,709 shares of Common Stock issuable upon the exercise of warrants held by Pillar Investment Ltd. (“Pillar”). Mr. El Zein is a director of Pillar and a director of Optima. Pillar is the manager and investment advisor of Optima and holds all of the voting shares of Optima. Because of his relationship with Pillar and Optima, Mr. El Zein may be deemed to beneficially own all of the shares of Common Stock that Pillar and Optima beneficially own. Mr. El Zein is a director of the Company.

(3)	Includes 1,650,114 shares of Common Stock issuable upon the exercise of warrants held by Optima.

(4)	Consists of 4,552,100 shares of Common Stock held by Biomedical Value Fund, LP and 2,142,200 shares of Common Stock held by Biomedical Offshore Value Fund Ltd.

(5)	Dr. Jay has voting and investment power with respect to the shares held by Biomedical Value Fund, LP and Biomedical Offshore Value Fund Ltd. as set forth in Note (4) above.

(6)	Includes 5,116,500 shares of Common Stock subject to outstanding stock options, which are exercisable within the 60-day period following April 26, 2004.

(7)	Includes 2,572,500 shares of Common Stock subject to outstanding stock options, which are exercisable within the 60-day period following April 26, 2004, and 200 shares of Common Stock held by Mr. Seiler’s children.

(8)	Includes 1,100,455 shares of Common Stock subject to outstanding stock options, which are exercisable within the 60-day period following April 26, 2004.

(9)	Includes 204,950 shares of Common Stock subject to outstanding stock options, which are exercisable within the 60-day period following April 26, 2004, and 20,548 shares of Common Stock issuable upon the exercise of warrants.

(10)	Includes 533,750 shares of Common Stock subject to outstanding stock options, which are exercisable within the 60-day period following April 26, 2004, and 10,274 shares of Common Stock issuable upon the exercise of warrants.

(11)	Includes 388,205 shares of Common Stock subject to outstanding stock options, which are exercisable within the 60-day period following April 26, 2004.

(12)	Includes 38,750 shares of Common Stock subject to outstanding stock options, which are exercisable within the 60-day period following April 26, 2004.

(13)	Includes 28,750 shares of Common Stock subject to outstanding stock options, which are exercisable within the 60-day period following April 26, 2004.

(14)	Includes 10,016,610 shares of Common Stock subject to outstanding stock options held by the directors and executive officers, which are exercisable within the 60-day period following April 26, 2004, and 30,822 shares of Common Stock issuable upon the exercise of warrants held by directors and officers. Also includes securities owned by Optima and Pillar as set forth in Note (2) above.

PROPOSAL 1 — ELECTION OF DIRECTORS

      The Company’s Board of Directors is divided into three classes and currently consists of two Class I Directors (C. Keith Hartley and William S. Reardon), two Class II Directors (Dr. James B. Wyngaarden and Dr. Paul C. Zamecnik) and three Class III Directors (Dr. Sudhir Agrawal, Youssef El Zein and Stephen R. Seiler). The terms of the three classes are staggered so that one class is elected each year. Members of each class are elected for three-year terms.

      The Board of Directors has nominated Dr. Agrawal and Messrs. El Zein and Seiler for election as Class III Directors. The persons named in the enclosed proxy card will vote to elect Dr. Agrawal and Messrs. El Zein and Seiler as Class III Directors, unless the proxy card is marked otherwise. The proxy card may not be voted for more than three directors. Each Class III Director will be elected to hold office until the 2007 Annual Meeting of Stockholders and until his successor is elected and qualified. Each of the nominees is presently a director, and each has indicated a willingness to serve as director, if elected. If a nominee becomes unable or unwilling to serve, however, the persons acting under the proxy may vote for substitute nominees selected by the Board of Directors. The Board of Directors recommends that the stockholders vote for the election of Dr. Agrawal and Messrs. El Zein and Seiler as Class III Directors.

      Set forth below are the names of each member of the board of directors, including each of the nominees, the year in which each first became a director, their ages as of March 31, 2004, their positions and offices with the Company, their principal occupations and business experience during the past five years and the names of other public companies for which they serve as a director.

Nominees for Class III Directors — Terms to Expire in 2007

Dr. Sudhir Agrawal	Director since 1993

      Dr. Sudhir Agrawal, age 50, joined the Company in 1990 and has been the Company’s Chief Scientific Officer since January 1993, Senior Vice President of Discovery since March 1994 and President since February 2000. Prior to his appointment as Chief Scientific Officer, Dr. Agrawal served as Principal Research Scientist from February 1990 to January 1993 and as Vice President of Discovery from December 1991 to January 1993. He also served as Acting Chief Executive Officer from February 2000 until September 2001. Prior to joining the Company, Dr. Agrawal served as a Foundation Scholar at the Worcester Foundation for Biomedical Research from 1987 to 1991 and served as a Research Associate at Medical Research Council’s Laboratory of Molecular Biology in Cambridge, England from 1985 to 1986, studying DNA chemistry and synthetic oligonucleotides. He is a member of the editorial board of Antisense Research & Development Journal, Trends in Molecular Medicine, Investigational Drug Journal and Current Cancer Drug Targets, and is associate editor of Molecular Biotechnology.

Youssef El Zein	Director since 1992

      Youssef El Zein, age 55, has been Vice Chairman of the Company’s Board of Directors since February 1997. Mr. El Zein has been Chairman and Chief Executive Officer of Pillar S.A., a private investment and management consulting firm, since 1991 and has served as a member of the Board of Directors of WorldCare Group, a telemedicine and insurance company, since 1993. Mr. El Zein is also Managing Director of Optima Life Sciences Ltd., a biotechnology investment fund.

Stephen R. Seiler	Director since 2001

      Stephen R. Seiler, age 47, has been Chief Executive Officer of the Company since September 2001. Mr. Seiler was Executive Vice President, Planning, Investment & Development at Elan Corporation, plc from 1995 to June 2001. He worked as an investment banker at Paribas Capital Markets in both London and New York from 1991 to 1995 where he was founder and head of Paribas’s pharmaceutical investment banking group.

Continuing Members of the Board of Directors

Class I Directors — Terms to Expire in 2005

C. Keith Hartley	Director since 2000

      C. Keith Hartley, age 61, has been President of Hartley Capital Advisors, a financial consulting firm, since June 2000. Mr. Hartley was Managing Partner of Forum Capital Markets LLC, an investment banking firm, from August 1995 to May 2000. Mr. Hartley also serves as a director of Universal Display Corporation, a developer of flat panel displays.

William S. Reardon, CPA	Director since 2002

      William S. Reardon, age 57, was an audit partner at PricewaterhouseCoopers LLP, where he led the Life Science Industry Practice for New England and the Eastern United States from 1986 until his retirement from the firm in July 2002. Mr. Reardon served on the Board of the Emerging Companies Section of the Biotechnology Industry Organization from June 1998 to June 2000 and the Board of Directors of the Massachusetts Biotechnology Council from April 2000 to April 2002. He also serves as a director of Oscient Pharmaceuticals Corporation (formerly Genome Therapeutics Corp.), a biopharmaceutical company.

Class II Directors — Terms to Expire in 2006

Dr. James B. Wyngaarden	Director since 1990

      Dr. James B. Wyngaarden, age 79, has been Chairman of the Company’s Board of Directors since February 2000 and was Vice Chairman from February 1997 to February 2000. Dr. Wyngaarden is a principal in the Washington Advisory Group LLC, a consulting firm, which he founded in 1996. He was Senior Associate Dean, International Affairs at the University of Pennsylvania Medical School from 1995 to 1997. Dr. Wyngaarden was Foreign Secretary of the National Academy of Sciences and the Institute of Medicine from 1990 to 1994. He was Director of the Human Genome Organization from 1990 to 1991 and a council member from 1990 to 1993. Dr. Wyngaarden was Director of the National Institutes of Health from 1982 to 1989, and Associate Director for Lifesciences, Office of Science and Technology Policy in the Executive Office of the President, the White House, from 1989 to 1990. He is also a member of the Board of Directors of Human Genome Sciences, Inc., a genomics and biopharmaceutical company, and Genaera Corporation, a biopharmaceutical company, and the author of approximately 250 scientific publications.

Dr. Paul C. Zamecnik	Director since 1990

      Dr. Paul C. Zamecnik, age 91, has been Collis P. Huntington Professor of Oncologic Medicine Emeritus at the Harvard Medical School since 1979. Dr. Zamecnik is also a Senior Scientist and Honorary Physician at Massachusetts General Hospital in Boston. He was Principal Scientist at the Worcester Foundation for Biomedical Research, Inc., a biomedical research institution, from 1979 to 1996. Dr. Zamecnik received the National Medal of Science in 1991, the City of Medicine Award in 1995 and the Lasker Award for Special Achievement in Medical Science in 1996.

Board of Directors

      The Board of Directors held nine meetings in 2003 in person, by teleconference or by written action. Each of the directors participated in at least 75% of the meetings of the Board of Directors and of the committees of the Board of Directors on which he served in 2003.

      Under American Stock Exchange rules that become applicable to the Company on the date of the Annual Meeting, a director of the Company will only qualify as “independent” if the Board of Directors affirmatively determines that he or she has no material relationship with the Company that would interfere with the exercise of independent judgment. The determination of whether a material relationship that would interfere with the exercise of independent judgment exists is made by the other members of the Board who are independent.

      The Board has determined that none of C. Keith Hartley, William S. Reardon, Dr. James B. Wyngaarden and Dr. Paul C. Zamecnik has a material relationship with the Company that would interfere with the exercise of independent judgment and that each of these directors is “independent” as determined under Section 121(A) of the American Stock Exchange’s listing standards.

Board Committees

      The Board of Directors has established five standing committees — Audit, Compensation, Executive, Finance and Nominating and Corporate Governance. Each of the Audit, Compensation and Nominating and Corporate Governance Committees operates under a charter that has been approved by the Board. Current copies of the charters for the Audit, Compensation and Nominating and Corporate Governance Committees are posted on the Corporate Governance section of the Company’s website, www.hybridon.com. In addition, a copy of the Audit Committee charter as in effect on the date of this proxy statement is attached as Appendix A.

      The Board of Directors has determined that all of the members of each of the Audit, Compensation and Nominating and Corporate Governance Committees are independent as defined under the American Stock Exchange rules that become applicable to the Company on the date of the Annual Meeting, including, in the case of all members of the Audit Committee, the independence requirements contemplated by Rule 10A-3 under the Securities Exchange Act of 1934, as amended. In addition, all of the members of the Audit Committee are independent as defined by the current rules of the American Stock Exchange, which apply to the Company until the date of the Annual Meeting.

Audit Committee

      The Audit Committee’s responsibilities include:

•	appointing, approving the compensation of, and assessing the independence of the Company’s independent auditor;

•	overseeing the work of the Company’s independent auditor, including through the receipt and consideration of certain reports from the independent auditor;

•	reviewing and discussing with management and the independent auditors the Company’s annual and quarterly financial statements and related disclosures;

•	monitoring the Company’s internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;

•	discussing the Company’s risk management policies;

•	establishing policies regarding hiring employees from the independent auditor and procedures for the receipt and retention of accounting related complaints and concerns;

•	reviewing and approving related party transactions, including transactions with affiliates of directors of the Company;

•	meeting independently with the Company’s independent auditors and management; and

•	preparing the audit committee report required by SEC rules (which is included on pages 21 and 22 of this proxy statement).

      The Audit Committee held ten meetings during 2003. The current members of the Audit Committee are Dr. Wyngaarden and Messrs. Hartley and Reardon. The Board of Directors has determined that Mr. Reardon, the Chairman of the Audit Committee, is an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K.

Compensation Committee

      The Compensation Committee’s responsibilities include:

•	annually reviewing and approving corporate goals and objectives relevant to compensation for the Company’s chief executive officer;

•	determining the chief executive officer’s compensation;

•	reviewing and approving, or making recommendations to the Board with respect to, the compensation of the Company’s senior executives;

•	overseeing an evaluation of the Company’s other senior executives;

•	overseeing and administering the Company’s cash and equity incentive plans; and

•	reviewing and making recommendations to the Board with respect to director compensation.

      In 2003, the Compensation Committee held two meetings. The current members of the Compensation Committee are Dr. Wyngaarden and Messrs. Hartley and Reardon.

Executive Committee

      The Executive Committee of the Board of Directors was established to act on routine matters without having to convene special meetings of the full Board. In 2003, the Executive Committee held six meetings. The current members of the Executive Committee are Drs. Agrawal and Wyngaarden and Messrs. El Zein and Seiler.

Finance Committee

      The Finance Committee was established in 2003 to review and advise management and the full Board regarding prospective financing transactions. In 2003, the Finance Committee held four meetings, including one meeting in which it acted as the pricing committee in connection with the Company’s August 2003 private placement. The current members of the Finance Committee are Messrs. Hartley, Reardon and Seiler and Dr. Wyngaarden.

Nominating and Corporate Governance Committee

      The Nominating and Corporate Governance Committee’s responsibilities include:

•	identifying individuals qualified to become Board members;

•	recommending to the Board the persons to be nominated for election as directors and to each of the Board’s committees;

•	reviewing and making recommendations to the Board with respect to management succession planning;

•	developing and recommending to the Board corporate governance principles; and

•	overseeing periodic evaluations of the Board.

      The members of the Nominating and Corporate Governance Committee are Mr. Hartley, Mr. Reardon and Dr. Wyngaarden. The Nominating and Corporate Governance Committee was formed in February 2004 and, therefore, did not meet during 2003.

Director Attendance at Annual Meeting of Stockholders

      It is the Company’s policy that directors are expected to attend the annual meeting of stockholders. All directors attended the 2003 annual meeting of stockholders.

Director Candidates

      The process followed by the Nominating and Corporate Governance Committee to identify and evaluate director candidates includes requests to Board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the Nominating and Corporate Governance Committee and the Board.

      In considering whether to recommend any particular candidate for inclusion in the Board’s slate of recommended director nominees, the Nominating and Corporate Governance Committee will apply the criteria set forth in the Company’s Corporate Governance Guidelines that the Company has posted on the Corporate Governance Section of its website, which is located at www.hybridon.com. These criteria include the candidate’s integrity, business acumen, knowledge of the Company’s business and industry, age, experience, diligence, conflicts of interest and the ability to act in the interests of all stockholders. The Nominating and Corporate Governance Committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for any prospective nominee. The Company believes that the backgrounds and qualifications of its directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities.

      Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of the Company’s Common Stock for at least a year as of the date such recommendation is made, to Nominating and Corporate Governance Committee, c/o Corporate Secretary, Hybridon, Inc., 345 Vassar Street, Cambridge, Massachusetts 02139. Assuming that appropriate biographical and background material has been provided on a timely basis, the Nominating and Corporate Governance Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others. If the Board determines to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included in the Company’s proxy card for the next annual meeting.

      Stockholders also have the right under the Company’s bylaws to nominate director candidates directly, without any action or recommendation on the part of the Nominating and Corporate Governance Committee or the Board, by following the procedures set forth under “Submission of Future Stockholder Proposals for 2005 Annual Meeting” below. Candidates nominated by stockholders in accordance with the procedures set forth in the Company’s bylaws will not be included in the Company’s proxy card for the next annual meeting.

Communicating with the Independent Directors

      The Board will give appropriate attention to written communications that are submitted by stockholders and will respond if and as appropriate. The Chairman of the Board is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the other directors as he or she considers appropriate.

      Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the Chairman of the Board considers to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which the Company tends to receive repetitive or duplicative communications.

      Stockholders who wish to send communications on any topic to the Board should address such communications to Board of Directors, c/o Corporate Secretary, Hybridon, Inc., 345 Vassar Street, Cambridge, Massachusetts 02139.

Code of Business Conduct and Ethics

      The Company has adopted a written Code of Business Conduct and Ethics that applies to the Company’s directors, officers and employees, including its principal executive officer, principal financial officer, principal accounting officer or controller, and persons performing similar functions. The Company has posted a current copy of the Code in the Corporate Governance section of the Company’s website, which is located at www.hybridon.com. In addition, the Company intends to post on its website all disclosures that are required by law or American Stock Exchange listing standards concerning any amendments to, or waivers from, any provision of the Code.

Director Compensation

Meeting Fees

      Members of the Board of Directors who are not employees of the Company are paid $1,250 for personal attendance and $500 for telephonic attendance at Board of Directors and committee meetings. These directors are reimbursed for their expenses incurred in connection with their attendance at Board of Directors and committee meetings.

      In 2003, the Board established a policy under which non-employee directors may elect to receive their compensation for meeting attendance in cash or in a number of shares of Common Stock determined by dividing the fees for meetings attended by 85% of the fair market value of the Company’s Common Stock on the first business day of the quarter following the quarter in which fees are earned. In connection with this policy, directors elected to receive Common Stock in lieu of cash for Board of Director and committee meeting fees earned during 2003 as follows:

		Shares of
Director	Date of Issuance	Common Stock	Cash Forgone

Dr. Wyngaarden	October 1, 2003	2,813	$2,750
Dr. Zamecnik	October 1, 2003	3,069	3,000
Mr. Reardon	January 6, 2004	5,160	5,000
Dr. Wyngaarden	January 6, 2004	9,288	9,000
Dr. Zamecnik	January 6, 2004	2,580	2,500

Annual Retainers

      In addition to meeting fees, in 2003 the Company paid the Chairman of the Board an annual retainer of $60,000, which was paid in monthly installments, and paid the Chairman of the Audit Committee an annual retainer of $15,000, which was paid in quarterly installments. All other non-employee directors were paid an annual retainer of $10,000, which was paid in quarterly installments.

Equity Compensation

      In June 2003, the Company’s stockholders approved an amendment to Hybridon’s 1995 Director Stock Option Plan. The amended 1995 Director Stock Option Plan provides for the grant of options to purchase 25,000 shares of Common Stock to each non-employee director upon his or her initial election to the Board of Directors and for automatic quarterly grants of options to purchase an additional 3,750 shares of Common Stock to each non-employee director on the first day of each calendar quarter. All options are granted with exercise prices equal to the fair market value of the Common Stock on the date of grant. All options vest on the first anniversary of the date of grant. The vesting of all options granted under the 1995 Director Stock Option Plan will be automatically accelerated upon the occurrence of a change in control of the Company, as defined in the 1995 Director Stock Option Plan.

      In 2003, the Company granted the following stock options to its directors under the 1995 Director Stock Option Plan:

•	On July 1, 2003, each of the non-employee directors was granted an option to purchase 3,750 shares of Common Stock under the 1995 Director Stock Option Plan at an exercise price of $0.83 per share.

•	On October 1, 2003, each of the non-employee directors was granted an option to purchase 3,750 shares of Common Stock under the 1995 Director Stock Option Plan at an exercise price of $1.15 per share.

      In addition to the stock options granted under the 1995 Director Stock Option Plan, in 2003 the Company granted the following options to its directors under the 1997 Stock Incentive Plan:

•	On March 13, 2003, Mr. Hartley, Dr. Georges Anthony Marcel, who served as a director of the Company from December 2002 through February 2004, and Mr. Reardon each was granted an option to purchase 20,000 shares of Common Stock at an exercise price of $0.79 per share.

•	On April 1, 2003, each of the non-employee directors was granted an option to purchase 3,750 shares of Common Stock at an exercise price of $0.70 per share.

All of these options were granted at an exercise price equal to the fair market value of the Common Stock on the date of grant. Except for the March 13, 2003 grants, all of these options vest in full on the first anniversary of the date of grant. The March 13, 2003 grants to Dr. Marcel, a former director, and Mr. Reardon vested in full on December 13, 2003, and the March 13, 2003 grant to Mr. Hartley was fully vested when granted.

Other Compensation

      On February 4, 2003, Dr. Wyngaarden acquired 20,000 shares of Common Stock in lieu of $15,000 in cash for 2002 meeting fees owed by the Company to Dr. Wyngaarden.

      The Company paid Dr. Zamecnik $20,000 for consulting services provided by Dr. Zamecnik in 2003 and expects to pay Dr. Zamecnik $20,000 in 2004 for such services.

Certain Transactions

      Since January 1, 2003, Hybridon has entered into or has been engaged in the following transactions with the following Hybridon directors, officers and stockholders who beneficially owned more than 5% of the outstanding Common Stock of Hybridon at the time of these transactions, as well as affiliates or immediate family members of those directors, officers and stockholders. Hybridon believes that the terms of the transactions described below were no less favorable than Hybridon could have obtained from unaffiliated third parties.

Conversion of Series A Convertible Preferred Stock

      At a special meeting of stockholders held on December 4, 2003, holders of the Company’s Common Stock and Series A Convertible Preferred Stock approved amendments to the Company’s Certificate of Incorporation that reduced the liquidation preference and annual dividend rate on the Company’s Series A Convertible Preferred Stock. The amendments also provided that during a 60-day period that ended on February 2, 2004, shares of the Company’s Series A Convertible Preferred Stock could be converted into a number of shares of Common Stock that was 25% greater than the number of shares that would otherwise be issuable upon conversion of the Series A Convertible Preferred Stock. During the 60-day period, holders of 722,092 shares of the Company’s Series A Convertible Preferred Stock, or 99.9% of the Series A Convertible Preferred Stock outstanding, converted their shares into 21,238,028 shares of Common Stock, including the following stockholders who beneficially owned more than 5% of the outstanding shares of Common Stock on an as-converted basis at the time of the conversion:

	Shares of Series A	Shares of
Holder	Preferred Stock	Common Stock

Founders Financial Group, LP	96,207	2,829,618
General Motors Employees Domestic Group Trust	152,520	4,485,884
Guardian Life Insurance Company of America	145,451	4,277,971

Pillar Investment Ltd. and Affiliates

      Youssef El Zein, a Class III director of the Company, is the Chief Executive Officer of Pillar S.A. and a Director of Pillar Investment Ltd. In 2003, the Company:

•	paid $195,000 to Pillar for consulting services relating to international investor relations;

•	paid $100,000 to Pillar for consulting services related to the repurchase of the Company’s Common Stock from certain stockholders; and

•	paid $255,000 to Pillar and issued to Pillar warrants to purchase 587,709 shares of Common Stock at an exercise price of $1.00 per share as placement agent fees in connection with the Company’s August 2003 private placement.

      During the first quarter of 2004, the Company did not pay compensation to, or receive services from Pillar.

      In addition, Optima Life Sciences Limited, which is controlled by Pillar Investment Ltd., purchased 5,500,381 shares of Common Stock and warrants to purchase 1,650,114 additional shares of Common Stock in the August 2003 private placement.

TMC Development

      On September 1, 2002, the Company entered into an agreement with TMC Development to provide consulting, advisory and related services to Hybridon. Dr. Marcel, who served as director of the Company from December 2002 through February 2004, is the President and principal stockholder of TMC Development. The Company paid TMC Development $45,000 in 2003 and $15,875 in 2004 for consulting services provided to the Company in 2003 under the agreement.

August 2003 Private Placement

      Drs. Wyngaarden and Zamecnik participated in the August 2003 private placement offering under the same terms as other investors. Dr. Wyngaarden purchased, at a cost of $25,000, 34,246 shares of Common Stock and warrants to purchase 10,274 shares of Common Stock with an exercise price of $1.00 per share; Dr. Zamecnik purchased, at a cost of $50,000, 68,493 shares of Common Stock and warrants to purchase 20,548 shares of Common Stock with an exercise price of $1.00 per share.

Executive Compensation

      The following table sets forth the compensation for the Chief Executive Officer of the Company and the three other executive officers of the Company (collectively, the “Named Executive Officers”):

Summary Compensation Table

								Long-Term
								Compensation
		Annual Compensation						Awards

								Securities
						Other Annual		Underlying	All Other
Name and Principal Position		Salary($)		Bonus($)		Compensation($)		Options(#)	Compensation(1)($)

Stephen R. Seiler	2003	$360,000		$100,000		$15,707	(2)	—	$18,115
Chief Executive Officer	2002	360,000		—		14,376	(2)	350,000	64,086
	2001	120,000	(3)	—		4,249	(2)	3,640,000	6,553
Sudhir Agrawal, D. Phil	2003	360,000		100,000		65,000	(4)	—	41,616
President and Chief	2002	360,000		100,000		64,624	(4)	—	47,039
Scientific Officer	2001	345,000		300,000	(5)	63,750	(4)	5,141,737	35,712
Robert G. Andersen	2003	258,000		120,000		14,489	(2)	—	22,877
Chief Financial Officer,	2002	258,000		60,000		13,294	(2)	—	18,400
Vice President of Operations,	2001	251,000		172,500	(5)	11,549	(2)	400,000	11,043
Treasurer and Secretary
R. Russell Martin, M.D.	2003	250,250		10,000		14,397	(2)	15,000	31,000
Senior Vice President	2002	250,250		15,000		13,212	(2)	—	16,569
of Drug Development	2001	250,250		—		17,172	(2)	50,000	11,988
and Chief Medical Officer

(1)	All Other Compensation represents compensation paid for the surrender of unused vacation days and 401(k) employer contributions in the applicable year. All Other Compensation for Mr. Seiler also includes relocation benefits paid to Mr. Seiler in 2002 and in 2001.

	2003	2002	2001

Stephen R. Seiler
401(k)	$6,000	$5,500	$—
Compensation paid for the surrender of unused vacation days	12,115	12,692	—
Relocation benefits	—	45,894	6,553

Total for Stephen R. Seiler	$18,115	$64,086	$6,553

Sudhir Agrawal, D. Phil
401(k)	$7,000	$5,500	$5,250
Compensation paid for the surrender of unused vacation days	34,616	41,539	30,462

Total for Sudhir Agrawal, D. Phil	$41,616	$47,039	$35,712

Robert G. Andersen
401(k)	$7,000	$5,500	$5,250
Compensation paid for the surrender of unused vacation days	15,877	12,900	5,793

Total for Robert G. Andersen	$22,877	$18,400	$11,043

R. Russell Martin, M.D.
401(k)	$7,000	$5,500	$5,250
Compensation paid for the surrender of unused vacation days	24,000	11,069	6,738

Total for R. Russell Martin, M.D.	$31,000	$16,569	$11,988

(2)	Represents premiums paid by the Company for life, disability and health insurance in the applicable year.

(3)	Mr. Seiler joined the Company as Chief Executive Officer in September 2001.

(4)	Other Annual Compensation paid to Dr. Agrawal consists of:

	2003	2002	2001

Cash paid in lieu of employee benefits pursuant to Dr. Agrawal’s employment agreement	$48,591	$50,000	$52,337
Premiums paid by the Company for life, disability and health insurance	16,409	14,624	11,413

Total	$65,000	$64,624	$63,750

(5)	Represents bonus paid in cash and in stock valued at $0.5625 per share, the fair market value on the date the bonus was awarded, as follows:

		Value Paid	No. of Shares
Name	Paid in Cash	in Stock	Received

Sudhir Agrawal, D. Phil	$200,000	$100,000	94,400
Robert G. Andersen	$115,000	$57,500	63,071

      The number of shares of Common Stock received by each of Dr. Agrawal and Mr. Andersen reflects the deduction of a number of shares of Common Stock having a value equal to the amount of the required withholding taxes paid by the Company with respect to the issuance of such shares.

2003 Option Grants

      The following table sets forth certain information concerning grants of stock options made during fiscal 2003 to Dr. Martin. None of the other Named Executive Officers were granted options in 2003:

Option Grants in Last Fiscal Year

	Individual Grants
					Potential Realizable Value at
	Number of	Percent of			Assumed Annual Rates of
	Securities	Total Options			Stock Price Appreciation For
	Underlying	Granted to	Exercise		Option Term($)(2)
	Option	Employees in	Price Per	Expiration
Name	Grants(#)	Fiscal Year(%)(1)	Share($)	Date	0%	5%	10%

R Russell Martin, M.D.(3)	15,000	2%	$1.12	12/16/13	—	$10,565	$26,775

(1)	The percentage of total options granted to employees in 2003 is calculated based on options to purchase 654,179 shares of Common Stock granted to employees during 2003 under the Company’s equity incentive plans.

(2)	The potential realizable value is calculated based on the term of the option at its time of grant, which is ten years. The value is based on assumed rates of stock appreciation of 0%, 5% and 10% compounded annually from the date the options were granted until their expiration date. These numbers are calculated based on the requirements of the SEC and do not represent an estimate or projection of the future price of the Company’s Common Stock. The gains shown are net of the option exercise price, but do not reflect taxes or other expenses associated with the exercise. Actual gains, if any, on stock option exercises will depend on the future performance of the Common Stock and overall stock market conditions. The amounts reflected in the above table may not necessarily be achieved.

(3)	The options to purchase shares of Common Stock granted to Dr. Martin fully vested on April 1, 2004.

Aggregate Option Exercises in 2003 and Fiscal Year-End Option Values

      The following table sets forth certain information concerning options exercised by Dr. Agrawal in 2003 and the number and value of unexercised options held by each of the Named Executive Officers on December 31, 2003.

Aggregate Option Exercises in 2003 and Fiscal Year-End Option Values

			Number of Securities		Value of Unexercised
			Underlying Unexercised Options		In-the-Money Options at
	Shares		At Fiscal Year-End		Fiscal Year-End(1)
	Acquired on	Value
	Exercise(#)	Realized($)	Exercisable(#)	Unexercisable(#)	Exercisable($)	Unexercisable($)

Stephen R. Seiler	—	$—	2,257,500	1,732,500	$761,950	$519,750
Sudhir Agrawal, D. Phil	10,000	8,500	4,959,000	1,760,000	2,095,217	554,400
Robert G. Andersen	—	—	1,067,121	33,334	372,041	19,250
R. Russell Martin, M.D.	—	—	394,330	15,000	249,246	300

(1)	The closing price for the Common Stock as reported by the American Stock Exchange on December 31, 2003 was $1.14 per share. Value is calculated on the basis of the difference between the option exercise price and $1.14, multiplied by the number of shares of Common Stock underlying the option.

Employment Agreements, Termination of Employment and Change in Control Arrangements

      Hybridon is a party to an employment agreement with Mr. Seiler for a term commencing on September 1, 2001 and ending on September 1, 2006. Under this agreement, Mr. Seiler serves as Chief Executive Officer of the Company and is entitled to receive an annual base salary of $360,000. Mr. Seiler is also entitled to receive an annual bonus as determined by the Compensation Committee. If Mr. Seiler’s employment is terminated by the Company without cause or by him for good reason, Hybridon will continue to pay Mr. Seiler his annual base salary for a period ending upon the earlier of (i) the date 24 months following such termination and (ii) September 1, 2006, and Hybridon will pay any accrued bonus through the date of termination. If, after a change of control of the Company, Mr. Seiler terminates his employment for any reason within 13 months of the change of control, the Company will pay to Mr. Seiler a lump sum cash payment equal to the lesser of (a) two times Mr. Seiler’s annual base salary at the time of termination and (b) the product of Mr. Seiler’s annual base salary at the time of termination multiplied by the number of years (or portion thereof) remaining in the employment period under the agreement, and continue to provide Mr. Seiler with his benefits until the earlier of the date 24 months following the date of termination and the expiration of the employment period under the agreement. Mr. Seiler has agreed that during his employment with the Company and for a one-year period thereafter, he will not hire or attempt to hire any employee of the Company or compete with the Company.

      In connection with entering into his employment agreement, the Company granted to Mr. Seiler options to purchase 3,150,000 shares of Common Stock at an exercise price of $0.84 per share and options to purchase 490,000 shares of Common Stock at an exercise price of $0.71 per share. In addition, Mr. Seiler purchased 510,000 shares of Common Stock at a purchase price of $0.84 per share. If Mr. Seiler’s employment is terminated by the Company without cause or by Mr. Seiler for good reason, any options granted to Mr. Seiler will vest as of the date of termination to the extent such options would otherwise have been vested as of September 1, 2006 if he had remained employed by the Company through such date.

      Hybridon is a party to an employment agreement with Dr. Agrawal for a term commencing on April 1, 2002 and ending on April 1, 2007. Under this agreement, Dr. Agrawal serves as the Company’s President and Chief Scientific Officer and is entitled to receive an annual base salary of $360,000. Dr. Agrawal is also entitled to receive an annual bonus as determined by the Compensation Committee. The Company has agreed that if the value of specified employee benefits paid on behalf of Dr. Agrawal during any calendar year does not exceed 20% of Dr. Agrawal’s annual base salary, the Company will pay Dr. Agrawal the difference between the actual amounts paid or contributed and 20% of his annual base salary up to a maximum of

$50,000. If Dr. Agrawal’s employment is terminated by the Company without cause or by him for good reason, Hybridon will continue to pay Dr. Agrawal his annual base salary and provide Dr. Agrawal with his benefits for a period ending upon the earlier of (i) the date 24 months following such termination and (ii) April 1, 2007, and Hybridon will pay any accrued bonus through the date of termination. If, after a change of control of the Company, Dr. Agrawal terminates his employment for any reason within 13 months of the change of control, the Company will pay to Dr. Agrawal a lump sum cash payment equal to the lesser of (a) two times Dr. Agrawal’s annual base salary at the time of termination and (b) the product of Dr. Agrawal’s annual base salary at the time of termination multiplied by the number of years (or portion thereof) remaining in the employment period under the agreement, and continue to provide Dr. Agrawal with his benefits until the earlier of the date 24 months following the date of termination and the expiration of the employment period under the agreement. Dr. Agrawal has agreed that during his employment with the Company and for a one-year period thereafter, he will not hire or attempt to hire any employee of the Company or compete with the Company. If Dr. Agrawal’s employment is terminated by the Company without cause or by Dr. Agrawal for good reason, any options granted to Dr. Agrawal will vest as of the date of termination to the extent such options would otherwise have been vested as of April 1, 2007 if he had remained employed by the Company through such date.

      Hybridon is a party to an employment agreement with Mr. Andersen for a term commencing on April 1, 2002 and ending on April 1, 2006. Under this agreement, Mr. Andersen serves as the Company’s Chief Financial Officer and Vice President of Operations. Effective January 1, 2004, Mr. Andersen is entitled to receive an annual base salary of $297,000. Mr. Andersen is also entitled to receive an annual bonus as determined by the Compensation Committee. If Mr. Andersen’s employment is terminated by the Company without cause or by him for good reason, Hybridon will continue to pay Mr. Andersen his annual base salary and provide Mr. Andersen with his benefits for a period ending upon the earlier of (i) the date 24 months following such termination and (ii) April 1, 2006, but in no event for a period of less than 12 months, and Hybridon will pay any accrued bonus through the date of termination. If, after a change of control of the Company, Mr. Andersen terminates his employment for any reason within 13 months of the change of control, the Company will pay to Mr. Andersen a lump sum cash payment equal to the lesser of (a) two times Mr. Andersen’s annual base salary at the time of termination and (b) the product of Mr. Andersen’s annual base salary at the time of termination multiplied by the number of years (or portion thereof) remaining in the employment period under the agreement, and continue to provide Mr. Andersen with his benefits until the earlier of the date 24 months following the date of termination and the expiration of the employment period under the agreement. Mr. Andersen has agreed that during his employment with the Company and for a one-year period thereafter, he will not hire or attempt to hire any employee of the Company or compete with the Company. If Mr. Andersen’s employment is terminated by the Company without cause or by Mr. Andersen for good reason, any options granted to Mr. Andersen will vest as of the date of termination to the extent such options would otherwise have been vested as of April 1, 2006 if he had remained employed by the Company through such date.

      Hybridon is a party to an employment agreement with Dr. Martin that provides that in the event his employment is terminated by the Company without cause or by him for good cause, the Company will continue to pay him, during the six-month period following termination, a monthly amount equal to one-twelfth of the sum of his annual base salary as of the date of termination and the average annual bonus paid to him during the three years preceding termination. These payments may continue for up to an additional six months beyond the initial six-month severance period until he has found other employment. The Company will also continue his benefits for such period, subject to earlier termination under specified circumstances.

      Dr. Martin has expressed an interest in retiring from the Company in 2004, and the Company is actively searching for a replacement. The Company has entered into an agreement with Dr. Martin that provides for Dr. Martin to retire on June 30, 2004 and for the Company to continue paying Dr. Martin his base salary for three months after he retires. In addition, the Company has agreed that Dr. Martin’s will have the right to exercise his stock options within a 12-month period following his retirement date.

      All options granted to Mr. Seiler, Dr. Agrawal, Mr. Andersen and Dr. Martin will become fully exercisable upon a change of control of Hybridon.

Report of the Compensation Committee on Executive Compensation

      The Company’s Compensation Committee is responsible for establishing compensation policies with respect to the Company’s executive officers, including the Chief Executive Officer and the other executive officers named in the Summary Compensation Table, and setting the compensation for these individuals.

      The Compensation Committee seeks to achieve three broad goals in connection with the Company’s executive compensation programs and decisions regarding individual compensation. First, the Compensation Committee structures executive compensation programs in a manner that it believes will enable the Company to attract and retain key executives. In order to ensure continuity of certain key members of management, the Board of Directors has in some instances approved multi-year employment contracts for its executives. Second, the Compensation Committee establishes compensation programs that are designed to reward executives for the achievement of business objectives of the Company and/or the individual executive’s particular area of responsibility. By linking compensation in part to achievement, the Compensation Committee believes that a performance-oriented environment is created for the Company’s executives. Finally, the Company’s executive compensation programs are intended to provide executives with an equity interest in the Company so as to link a portion of the compensation of the Company’s executives with the performance of the Company’s Common Stock.

      The compensation programs for the Company’s executives established by the Compensation Committee generally consist of three elements based upon the foregoing objectives: base salary; cash bonuses; and a stock-based equity incentive in the form of participation in the Company’s stock incentive plans.

      Base Salary. In establishing base salaries for the executive officers, including the Chief Executive Officer, the Compensation Committee monitors salaries at other companies, particularly those that are in the same industry as the Company or related industries and/or located in the same general geographic area as the Company, considers historic salary levels of the individual and the nature of the individual’s responsibilities and compares the individual’s base salary with those of other executives at the Company. The Compensation Committee also considers the challenges involved in retaining first-rate managerial and scientific personnel in the science of DNA because of the new nature of this technology. To the extent determined to be appropriate, the Compensation Committee also considers general economic conditions, the Company’s financial performance and the individual’s performance. The Board of Directors’ determinations of Dr. Agrawal’s, Mr. Andersen’s and Mr. Seiler’s annual base salaries are subject to minimum base salaries specified in their employment agreements.

      Performance Bonuses. The Compensation Committee generally structures cash bonuses by linking them to the achievement of specified Company and/or business unit performance objectives. The amount of the bonus paid, if any, varies among the executive officers and key managers depending on their success in achieving individual performance goals and their contribution to the achievement of corporate performance goals. The Compensation Committee reviews and assesses corporate goals and individual performance by executive officers. Corporate performance criteria that are considered by the Compensation Committee include performance with respect to development milestones, business development objectives, commercialization goals and other measures of financial performance, including stock price appreciation. In determining the cash bonuses to be paid to each of the executive officers for services rendered in 2003, the Compensation Committee considered a variety of factors, including the achievement of corporate goals and the individual performance of executive officers in 2003.

      Stock-based Equity Incentives. The Compensation Committee uses stock options as a significant element of the compensation package of the Company’s executive officers because they provide an incentive for executives to maximize stockholder value and because they reward the executives only to the extent that stockholders also benefit. The timing and amounts of such grants depends upon a number of factors, including new hires of executives, the executives’ current stock and option holdings and such other factors as the Compensation Committee deems relevant. When granting stock options, it has generally been the policy of the Compensation Committee to fix the exercise price of such options at 100% of the fair market value of the Common Stock on the date of grant. In 2003, the Company did not grant stock options to any executive officer of the Company other than Dr. Martin.

      2003 Compensation for Mr. Seiler. Mr. Seiler’s base salary compensation of $360,000 in 2003 was fixed pursuant to the terms of the employment agreement entered into between the Company and Mr. Seiler when he joined the Company in September 2001. The Compensation Committee granted Mr. Seiler a cash bonus of $100,000 for 2003. If Mr. Seiler had achieved 100% of the goals established for him by the Compensation Committee for 2003, Mr. Seiler would have received a total cash bonus of $150,000. As a result, the Compensation Committee determined that if during the first two quarters of 2004 Mr. Seiler achieves specified goals established by the Compensation Committee, the Company would pay to Mr. Seiler the $50,000 of bonus money he did not receive, in installments of $25,000 during each of the first two quarters of 2004. Because Mr. Seiler achieved the goals set forth for the first quarter of 2004, the Compensation Committee awarded Mr. Seiler a cash bonus of $25,000 on March 16, 2004 that was paid on March 31, 2004. Mr. Seiler has the option of receiving his bonus for the second quarter of 2004 in cash or in stock options to purchase a number of shares of Common Stock determined by dividing the bonus amount at the end of each period by 35% of the fair market value of the Company’s Common Stock on June 30, 2004. In deciding to award Mr. Seiler his 2003 bonus, the Compensation Committee considered Mr. Seiler’s overall compensation package, the past option grants awarded to him, the leadership role that Mr. Seiler has played in the Company’s accomplishments, particularly his role in the August 2003 private placement and in the collaboration and licensing transactions into which the Company entered during 2003, and on the other factors considered by the Compensation Committee in granting bonuses as described above. Mr. Seiler was not granted any stock options during 2003.

      For 2004, Mr. Seiler will receive an annual base salary of $360,000 and will be eligible for cash bonuses and stock option grants. The amount of these bonuses, if any, and the size of the stock option grants will be based in part on the Company’s performance against goals established by the Compensation Committee, on Mr. Seiler’s performance against individual goals established by the Compensation Committee and on the other factors considered by the Compensation Committee in granting bonuses and stock options as described above.

      Compliance with Internal Revenue Code Section 162(m). Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction to public companies for certain compensation in excess of $1 million paid to the Company’s Chief Executive Officer and the four other most highly compensated executive officers. Certain compensation, including qualified performance-based compensation, will not be subject to the deduction limit if specified requirements are met. The Company generally intends to structure and to administer its stock option plans in a manner intended to comply with the performance-based exception to Section 162(m). Nevertheless, there can be no assurance that compensation attributable to future awards granted under its plans will be treated as qualified performance-based compensation under Section 162(m). Compensation attributable to certain awards previously granted under its plans and to certain awards that were not granted under its plans will not qualify as performance-based compensation and therefore will be subject to the limit.

COMPENSATION COMMITTEE

James B. Wyngaarden, Chairman
C. Keith Hartley
William S. Reardon

Compensation Committee Interlocks and Insider Participation

      The Compensation Committee consists of Messrs. Hartley and Reardon and Dr. Wyngaarden. Mr. Reardon joined the Compensation Committee in March 2003. Mr. El Zein served on the Compensation Committee until March 2003. No member of the Company’s Compensation Committee was at any time during 2003, or was formerly, an officer or employee of the Company. Pillar S.A., an affiliate of Mr. El Zein, was compensated for non-director services in the first quarter of 2003 while he was still a member of the committee. See “Certain Transactions.”

      No executive officer of the Company has served as a director or member of the compensation committee (or other committee serving the same function as the compensation committee) of any other entity, while an executive officer of that other entity served as a member of the Company’s Compensation Committee.

Comparative Stock Performance

      The comparative stock performance graph shown below compares cumulative stockholder return on the Company’s Common Stock from December 31, 1998 through December 31, 2003 with the cumulative total return of the AMEX Market Index, the Nasdaq Market Index and an SIC Code Index. The Company began including the AMEX Market Index in the current graph because the Company was listed on the AMEX on December 5, 2003. The Company has included the Nasdaq Market Index below because the Company provided this index in the proxy statement for the 2003 annual meeting. The Company does not intend to include the Nasdaq Market Index in its proxy statement for the 2005 annual meeting. This graph assumes the investment of $100 on December 31, 1998 in the Company’s Common Stock, the AMEX Market Index, the Nasdaq Market Index and the SIC Code Index and assumes dividends are reinvested. The SIC Code Index reflects the stock performance of 92 publicly traded companies that comprise the SIC Code Index 2836 (biological products).

	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03

Hybridon, Inc.	$100.00	$62.52	$25.97	$89.23	$43.08	$70.15
Nasdaq Market Index	100.00	176.37	110.86	88.37	61.64	92.68
AMEX Market Index	100.00	124.67	123.14	117.47	112.78	153.50
SIC Code Index	100.00	223.17	259.10	229.64	150.05	201.18

Section 16(a) Beneficial Ownership Reporting Compliance

      Based solely on its review of copies of reports filed by individuals and entities required to make filings (“Reporting Persons”) pursuant to Section 16(a) of the Exchange Act or written representations from certain Reporting Persons, the Company believes that during 2003 all filings required to be made by its Reporting Persons were timely made in accordance with the Exchange Act except that each of the following Reporting Persons failed to timely file a Form in connection with transactions effected during 2003 and prior years on the number of occasions set forth in parentheses after each Reporting Person’s name: Youssef El Zein (one Form 4 covering one transaction), Dr. Paul C. Zamecnik (two Form 4s covering two transactions), C. Keith Hartley (one Form 4 covering one transaction), Dr. James B. Wyngaarden (one Form 4 covering one transaction), Dr. R. Russell Martin (one Form 5 in lieu of Form 4 covering one transaction) and Optima Life Sciences Limited (one Form 3 covering one transaction).

PROPOSAL 2 — INCREASE IN THE NUMBER OF AUTHORIZED COMMON SHARES

      In April 2004, the Board of Directors of the Company unanimously voted to recommend to the stockholders that the Company’s Restated Certificate of Incorporation be amended to increase the number of authorized shares of Common Stock from 150,000,000 to 185,000,000. Of the 150,000,000 shares of Common Stock currently authorized, as of April 26, 2004, a total of 134,738,360 shares of Common Stock were outstanding or reserved for issuance as follows:

•	101,948,669 shares of Common Stock outstanding;

•	15,412 shares of Common Stock reserved for issuance upon conversion of the Company’s Series A Convertible Preferred Stock;

•	13,319,277 shares of Common Stock reserved for issuance upon exercise of outstanding warrants;

•	14,673,177 shares of Common Stock reserved for issuance upon exercise of outstanding stock options; and

•	4,781,825 shares of Common Stock reserved for future issuance under the Company’s equity incentive plans.

      The Board believes that the authorization of additional shares of Common Stock is necessary to provide the Company with the flexibility to issue shares of Common Stock in connection with possible future financings, joint ventures, acquisitions, stock incentive plans and other general corporate purposes. The Company does not currently have any plans, understandings, arrangements, commitments or agreements, written or oral, for the issuance of the additional shares of Common Stock that would be authorized if this proposal is approved. If the amendment is adopted by the stockholders, the Board will have authority to issue these additional shares of Common Stock without the necessity of further stockholder action. Holders of the Common Stock have no preemptive rights with respect to any shares that may be issued in the future.

      Under Delaware law, stockholders are not entitled to dissenter’s rights with respect to the proposed amendment to the Company’s Restated Certificate of Incorporation.

      The Board of Directors believes that approval of the amendment to the Restated Certificate of Incorporation is in the best interests of the Company and the stockholders and therefore recommends that stockholders vote for the approval of the amendment.

ACCOUNTING MATTERS

Report of the Audit Committee

      For the fiscal year ended December 31, 2003 the Audit Committee of the Company’s Board of Directors was composed of three non-employee members and acted under a written charter approved by the Board in June 2000. The Audit Committee charter was amended on April 28, 2004. All members of the Audit Committee are independent directors pursuant to the listing standards of the American Stock Exchange as described above. A copy of the amended Audit Committee Charter is attached to this proxy statement as Appendix A.

      The Audit Committee reviewed the Company’s audited financial statements for the fiscal year ended December 31, 2003 and discussed these financial statements with the Company’s management. Management is responsible for the Company’s internal controls and the financial reporting process. The Company’s independent auditors are responsible for performing an independent audit of the Company’s financial statements in accordance with audit standards generally accepted in the United States of America and for issuing a report on those financial statements. As appropriate, the Audit Committee reviews and evaluates, and discusses with the Company’s management, internal accounting and financial personnel and the independent auditors, the following:

•	the plan for, and the independent auditors’ report on, each audit of the Company’s financial statements;

•	the Company’s financial disclosure documents, including all financial statements and reports filed with the Securities and Exchange Commission or sent to shareholders;

•	management’s selection, application and disclosure of significant accounting policies;

•	changes in the Company’s accounting practices, principles, controls or methodologies;

•	significant developments or changes in accounting rules applicable to the Company and

•	the adequacy of the Company’s internal controls and accounting and financial personnel.

Management represented to the Audit Committee that the Company’s financial statements had been prepared in accordance with accounting principles generally accepted in the United States of America.

      The Audit Committee also reviewed and discussed the audited financial statements and the matters required by Statement on Auditing Standards 61 (Communication with Audit Committees) with the Company’s independent auditors. SAS 61 requires the Company’s independent auditors to discuss with the Company’s Audit Committee, among other things, the following:

•	methods to account for significant unusual transactions;

•	the initial selection of and changes in significant accounting policies;

•	the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

•	the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditors’ conclusions regarding the reasonableness of those estimates;

•	adjustments arising from the audit that, in the auditors’ judgment, have a significant effect on the entity’s financial reporting and

•	disagreements, if any, with management over the application of accounting principles, the basis for management’s accounting estimates and the disclosures in the financial statements.

      The Company’s independent auditors also provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). Independence Standards Board Standard No. 1 requires auditors to disclose annually in writing all relationships that in the auditors’ professional opinion may reasonably be thought to bear on independence confirm their perceived independence and engage in a discussion of their independence. The Audit Committee discussed with the independent auditors the matters disclosed in this letter and their independence from the Company. The Audit Committee also considered whether the independent auditors’ provision of the other, non-audit related services to the Company, which are referred to in “Principal Accountant Fees and Services” below, is compatible with maintaining such auditors’ independence.

      Based on its discussions with management and the independent auditors, its review of the representations and information provided by management, and the report of the Company’s independent auditors, the Audit Committee recommended to the Company’s Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003.

AUDIT COMMITTEE

William S. Reardon, Chairman
C. Keith Hartley
James B. Wyngaarden

Independent Auditors

      On March 17, 2004 the Audit Committee selected Ernst & Young LLP to serve as the Company’s independent auditors for the year ending December 31, 2004. Ernst & Young LLP has served as the Company’s independent auditors starting with the year ended December 31, 2002.

      Representatives of Ernst & Young will be present at the meeting to answer appropriate questions. They will have the opportunity to make a statement if they desire to do so.

Principal Accountant Fees and Services

Audit Fees

      Ernst & Young LLP’s fees for audit services totaled $167,538 and $266,707 for 2003 and 2002, respectively. Audit services were comprised of services associated with the 2003 annual audit and reviews of the Company’s quarterly reports on Form 10-Q.

Audit-Related Fees

      Ernst & Young LLP’s fees for audit-related services totaled $14,793 and $14,354 for 2003 and 2002, respectively. Audit-related services were comprised of employee benefit plan audits.

Tax Fees

      Ernst & Young LLP’s fees for tax services totaled $64,539 and $45,850 for 2003 and 2002, respectively. Tax services were comprised of tax compliance, tax advice and tax planning services.

All Other Fees

      Ernst & Young LLP did not have any fees for any other services for 2003 or 2002.

Pre-Approval Policies and Procedures

      The Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by the Company’s independent auditor. This policy generally provides that the Company will not engage its independent auditor to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee or the engagement is entered into pursuant to one of the pre-approval procedures described below.

      From time to time, the Audit Committee may pre-approve specified types of services that are expected to be provided to the Company by its independent auditor during the next 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

      On April 25, 2002, the Board of Directors, upon the recommendation of the Audit Committee, dismissed Arthur Andersen LLP, which had served as the Company’s independent auditors in 2001, and engaged Ernst & Young as the Company’s new principal independent public accountants as of April 25, 2002.

      None of Ernst & Young’s reports on the Company’s financial statements for the year ended December 31, 2002 or the year ended December 31, 2003 or Arthur Andersen’s report on the Company’s financial statements for the year ended December 31, 2001 contained an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

      During 2001, there were no disagreements (as defined under Item 304(a)(1)(iv) of Regulation S-K) between the Company and Arthur Andersen on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which disagreements, if not resolved to Arthur Andersen’s satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its reports on the Company’s financial statements for such years, except as described below.

      During the fiscal year ended December 31, 2001, the Company had a disagreement with Arthur Andersen with respect to revenue recognition and the application of Staff Accounting Bulletin 101 (SAB 101) to the revenues that the Company received under the licensing agreement with Isis Pharmaceuticals, Inc. SAB 101 provides the SEC staff’s views in applying generally accepted accounting principles to selected revenue recognition issues. The four criteria to be met before revenue can be recognized include:

•	persuasive evidence of an arrangement exists;

•	delivery has occurred, services have been rendered and obligations have been satisfied;

•	the fee is fixed or determinable; and

•	collectibility is reasonably assured.

      Determination of the last three criteria are based on management’s judgments regarding the fixed nature of the fee charged for services rendered or products delivered and the collectibility of these fees. Should changes in conditions cause management to determine these criteria are not met for any future transactions, revenues recognized for any reporting period could be adversely affected. Arthur Andersen concluded that the Company should recognize revenue under the Isis agreement ratably over the 10-year term of the agreement. In Arthur Andersen’s opinion, the combination of significant rights retained by the Company and the Company’s ongoing obligation to make two representatives available to attend semi-annual telephonic meetings of a collaboration committee warranted deferring recognition of the revenue.

      The Company’s position was that all the revenue received under the Isis agreement should be recognized when it is received because the amounts received are not refundable under any circumstances and because the Company did not believe that it would be required to expend any significant future resources to comply with the Isis agreement. The Company did not believe that its ongoing obligation to make two representatives available to attend semi-annual telephonic meetings of a collaboration committee was material.

      Both the Company’s Audit Committee and the Company’s Board of Directors discussed the issue with Arthur Andersen, and the Company agreed to recognize revenue under the Isis agreement in accordance with Arthur Andersen’s conclusions. The Company authorized Arthur Andersen to respond fully to any inquiries of Ernst & Young concerning the subject matter of the disagreement.

      There were no reportable events (as defined under Item 304 (a)(1)(v) of Regulation S-K) during the fiscal year ended December 31, 2001 or during the subsequent interim period preceding the dismissal of Arthur Andersen on April 25, 2002.

      In 2002, the Company requested Arthur Andersen to furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not it agreed with the above statements as contained in a Current Report on Form 8-K filed with the Securities and Exchange Commission on May 1, 2002. In a letter dated April 30, 2002, Arthur Andersen stated that it was in agreement with the statements contained in the 8-K other than the statements relating to Ernst and Young LLP. A copy of that letter is filed as Exhibit 16.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 1, 2002.

      During the year ended December 31, 2001 and the subsequent interim period prior to engaging Ernst & Young, neither the Company nor anyone on its behalf consulted with Ernst & Young regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company by Ernst & Young that was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement or a reportable event.

OTHER MATTERS

      The Board of Directors knows of no other business that will be presented for consideration at the Annual Meeting other than that described above. However, if any other business should come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote, or otherwise act, in accordance with their best judgment on such matters.

      The Company will bear the costs of soliciting proxies. In addition to solicitations by mail, the Company’s directors, officers and regular employees may, without additional remuneration, solicit proxies by telephone, facsimile, internet and personal interviews. Hybridon reserves the right to retain other outside agencies for the purpose of soliciting proxies. The Company will also request brokerage houses, custodians, nominees and fiduciaries to forward copies of the proxy material to those persons for whom they hold shares and request instructions for voting the proxies. The Company will reimburse such brokerage houses and other persons for their reasonable expenses in connection with this distribution.

Householding of Annual Meeting Materials

      Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of this Proxy Statement and Annual Report may have been sent to multiple stockholders in one household. Upon request, the Company will promptly deliver separate copies of this Proxy Statement and Annual Report. To make such a request, please call (617) 679-5500 or write to Investor Relations, 345 Vassar Street, Cambridge, Massachusetts 02139. To receive separate copies of the Annual Report and Proxy Statement in the future, or to receive only one copy for the household, please contact your bank, broker, or other nominee record holder, or contact the Company at the above address and phone number.

Submission of Future Stockholder Proposals for 2005 Annual Meeting

      Under SEC rules, a stockholder who intends to present a proposal, including nomination of a director, at the Company’s 2005 Annual Meeting of Stockholders and who wishes the proposal to be included in the proxy statement for that meeting must submit the proposal in writing to Investor Relations, 345 Vassar Street, Cambridge, Massachusetts 02139, prior to January 10, 2005. SEC rules set standards for the types of stockholder proposals and the information that must be provided by the stockholder making the request.

      If a stockholder of the Company wishes to present a proposal before the 2005 Annual Meeting but has not complied with the requirements for inclusion of such proposal in the Company’s proxy statement under SEC rules, such stockholder must give written notice of such proposal to the Secretary of the Company at the principal offices of the Company not less than 60 days nor more than 90 days prior to the 2005 Annual Meeting. Notwithstanding the foregoing, if the Company provides less than 70 days notice or prior public disclosure of the date of the meeting to the stockholders, notice by the stockholders must be received by the Secretary no later than the close of business on the tenth day following the date on which the notice of the meeting was mailed or such public disclosure was made, whichever occurs first. If a stockholder who wished to present a proposal fails to notify the Company by this date, the proxies that management solicits for that meeting will have discretionary authority to vote on the stockholder’s proposal if it is otherwise properly brought before that meeting. If a stockholder makes timely notification, the proxies may still exercise discretionary authority to vote on stockholder proposals under circumstances consistent with the SEC’s rules.

      THE BOARD OF DIRECTORS ENCOURAGES ALL STOCKHOLDERS TO ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE ANNUAL MEETING AND YOUR COOPERATION IS APPRECIATED. REGISTERED STOCKHOLDERS WHO ATTEND THE ANNUAL MEETING MAY VOTE THEIR STOCK PERSONALLY, EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES, AFTER PROVIDING WRITTEN NOTICE AT THE ANNUAL MEETING OF REVOCATION OF THE PROXY.

By Order of the Board of Directors,

/s/ ROBERT G. ANDERSEN

Robert G. Andersen, Secretary

May 11, 2004

APPENDIX A

HYBRIDON, INC.

AUDIT COMMITTEE CHARTER

A.	Purpose

      The purpose of the Audit Committee is to assist the Board of Directors’ oversight of the Company’s accounting and financial reporting processes and the audits of the Company’s financial statements.

B.	Structure and Membership

      1. Number. The Audit Committee shall consist of at least three members of the Board of Directors.

      2. Independence. Except as otherwise permitted by the applicable rules of the American Stock Exchange and Section 301 of the Sarbanes-Oxley Act of 2002, each member of the Audit Committee must satisfy the independence standards specified in Section 121A of the American Stock Exchange Company Guide and of Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Together with the Company’s Chief Financial Officer, the Audit Committee shall monitor its members throughout the year to confirm that they all remain “independent.”

      3. Financial Literacy. Each member of the Audit Committee must be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement, and cash flow statement. In addition, at least one member must be financially sophisticated in that he or she has past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including but not limited to being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. Unless otherwise determined by the Board of Directors (in which case disclosure of such determination shall be made in the Company’s annual report filed with the SEC), at least one member of the Audit Committee shall be an “audit committee financial expert” (as defined by applicable SEC rules).

      4. Chair. Unless the Board of Directors elects a Chair of the Audit Committee, the Audit Committee shall elect a Chair by majority vote.

      5. Compensation. The compensation of Audit Committee members shall be as determined by the Board of Directors. No member of the Audit Committee may receive, directly or indirectly, any consulting, advisory or other compensatory fee from the Company or any of its subsidiaries, other than fees paid in his or her capacity as a member of the Board of Directors or a committee of the Board.

      6. Selection and Removal. Members of the Audit Committee shall be appointed by the Board of Directors, upon the recommendation of the Nominating and Corporate Governance Committee. The Board of Directors may remove members of the Audit Committee from such committee, with or without cause.

C.     Authority and Responsibilities

General

      The Audit Committee is vested with all responsibilities and authority required by Rule 10A-3 under the Exchange Act. The Audit Committee shall discharge these responsibilities, and shall assess the information provided by the Company’s management and the independent auditor, in accordance with its business judgment. Management is responsible for the preparation, presentation, and integrity of the Company’s financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the Company. The independent auditors are responsible for auditing the Company’s financial statements and for reviewing the Company’s unaudited interim financial statements. The authority and responsibilities set forth in this Charter do not reflect or create any duty or obligation of the Audit Committee to plan or conduct any audit, to determine or certify that the Company’s financial statements are complete, accurate, fairly presented, or in accordance with generally accepted accounting principles or applicable law, or to guarantee the independent auditor’s report.

Oversight of Independent Auditors

      1. Selection. The Audit Committee shall be solely and directly responsible for appointing, evaluating, retaining and, when necessary, terminating the engagement of the independent auditor. The Audit Committee may, in its discretion, seek stockholder ratification of the independent auditor it appoints.

      2. Independence. The Audit Committee shall take, or recommend that the full Board of Directors take, appropriate action to oversee the independence of the independent auditor. In connection with this responsibility, the Audit Committee shall obtain and review a formal written statement from the independent auditor describing all relationships between the independent auditor and the Company, including the disclosures required by Independence Standards Board Standard No. 1. The Audit Committee shall actively engage in dialogue with the independent auditor concerning any disclosed relationships or services that might impact the objectivity and independence of the auditor.

      3. Compensation. The Audit Committee shall have sole and direct responsibility for setting the compensation of the independent auditor. The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the compensation of the independent auditor established by the Audit Committee.

      4. Preapproval of Services. The Audit Committee shall preapprove all audit services to be provided to the Company, whether provided by the principal auditor or other firms, and all other services (review, attest and non-audit) to be provided to the Company by the independent auditor; provided, however, that de minimis non-audit services may instead be approved in accordance with applicable SEC rules.

      5. Oversight. The independent auditor shall report directly to the Audit Committee, and the Audit Committee shall have sole and direct responsibility for overseeing the work of the independent auditor, including resolution of disagreements between Company management and the independent auditor regarding financial reporting. In connection with its oversight role, the Audit Committee shall, from time to time as appropriate, receive and consider the reports required to be made by the independent auditor regarding:

•	the scope of and the plan for the annual audit, including any significant changes required to the scope of or the plan for the annual audit;

•	critical accounting policies and practices;

•	alternative treatments within generally accepted accounting principles for policies and practices related to material items that have been discussed with Company management, including ramifications of the use of such alternative disclosures and treatments, the treatment preferred by the independent auditor and the independent auditor’s views about the quality, not just the acceptability of such treatment; and

•	other material written communications between the independent auditor and Company management.

In connection with its oversight role, the Audit Committee should also review with the independent auditors, from time to time as appropriate:

•	significant risks and uncertainties with respect to the quality, accuracy or fairness of presentation of the Company’s financial statements;

•	recently disclosed problems with respect to the quality, accuracy or fairness of presentation of the financial statements of companies similarly situated to the Company and recommended actions which might be taken to prevent or mitigate the risk of problems at the Company arising from such matters;

•	any accounting adjustments that were noted or proposed by the independent auditor but were “passed” (as immaterial or otherwise);

•	any communications between the audit team and the independent auditor’s national office respecting auditing or accounting issues presented by the engagement;

•	any “management” or “internal control” letter issued, or proposed to be issued, by the independent auditor to the Company and management responses thereto (focus should include adequacy of Company’s internal controls, including computer systems controls and security);

•	accounting for unusual transactions;

•	adjustments arising from audits that could have a significant impact on the Company’s financial reporting process;

•	any recent SEC comments on the Company’s SEC reports, including in particular any unresolved or future-compliance comments; and

•	effects of any accounting initiatives as well as off balance sheet structures, if any.

In addition, the Audit Committee shall periodically review and evaluate the lead partner and other senior members of the independent auditor.

      6. Disagreements. The independent auditor, Company management (including the Chief Financial Officer or the Controller) and the head of the Company’s internal auditing, if any, should promptly contact the Audit Committee or its Chair about any significant issue or disagreement concerning the Company’s accounting practices or financial statements that is not resolved to their satisfaction. If the Chair is contacted about such an issue, he or she shall confer with the independent auditor about the issue and decide whether it is necessary to contact the other members of the Audit Committee prior to the next scheduled meeting of the Audit Committee.

Audited Financial Statements

      7. Review and Discussion. The Audit Committee shall review and discuss with the Company’s management and independent auditor the Company’s audited financial statements, including the matters about which Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU §380) requires discussion and such other matters as the Audit Committee deems appropriate.

      8. Recommendation to Board Regarding Financial Statements. The Audit Committee shall consider whether it will recommend to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K.

      9. Audit Committee Report. The Audit Committee shall prepare an annual committee report for inclusion where necessary in the proxy statement of the Company relating to its annual meeting of security holders.

Review of Other Financial Disclosures

      10. Independent Auditor Review of Interim Financial Statements. The Audit Committee shall direct the independent auditor to perform all reviews of interim financial information prior to disclosure by the Company of such information and to discuss promptly with the Audit Committee and the Chief Financial Officer any matters identified in connection with the auditor’s review of interim financial information which are required to be discussed by applicable auditing standards. The Audit Committee shall direct management to advise the Audit Committee in the event that the Company proposes to disclose interim financial information prior to completion of the independent auditor’s review of interim financial information.

      11. Financial Results Release and Other Financial Information. The Audit Committee shall discuss generally the types of information to be disclosed in the Company’s financial results press releases, as well as in financial information and earnings guidance provided to analysts, rating agencies and others.

      12. Quarterly Financial Statements. The Audit Committee shall discuss with the Company’s management and independent auditor the Company’s quarterly financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Controls and Procedures

      13. Oversight. The Audit Committee shall coordinate the Board of Directors’ oversight of the Company’s internal controls over financial reporting, the Company’s disclosure controls and procedures and the Company’s code of conduct. The Audit Committee shall receive and review the reports of the Chief Executive Officer and the Chief Financial Officer required by Rule 13a-14 of the Exchange Act.

      14. Procedures for Complaints. The Audit Committee shall establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters. The Audit Committee shall periodically review these procedures to confirm that they are operating effectively.

      15. Related Party Transactions. The Audit Committee shall review all related party transactions (defined as transactions required to be disclosed pursuant to Item 404 of Regulation S-K) on an ongoing basis, and all such transactions must be approved by the Audit Committee.

      16. Internal Audit Function. The Audit Committee shall coordinate the Board of Directors’ oversight of the performance of the Company’s internal audit function, if any.

      17. Risks and Exposures. The Audit Committee shall inquire of management and the independent auditor about significant risks or exposures facing the Company; assess the steps management has taken or proposes to take to minimize such risks to the Company; and periodically review compliance with such steps.

      18. Evaluation of Financial Management. The Audit Committee shall coordinate with the Compensation Committee the evaluation of the Company’s financial management personnel.

      19. Officers’ Expense Accounts. The Audit Committee shall review with management the policies and procedures with respect to officers’ expense accounts and perquisites, including their use of corporate assets.

      20. Legal and Regulatory Matters. The Audit Committee shall review with the Company’s primary counsel legal and regulatory matters that, in the opinion of management, may have a material impact on the financial statements, related compliance policies, and programs and reports received from regulators.

      21. Code of Business Conduct and Ethics. The Audit Committee shall periodically review the Company’s Code of Business Conduct and Ethics to ensure that it is adequate and up-to-date. Review with the Company’s primary counsel the results of their review of the monitoring of compliance with the Company’s Code of Business Conduct and Ethics.

      22. Additional Powers. The Audit Committee shall have such other duties as may be assigned by law, the Company’s by-laws or as may be delegated from time to time by the Board of Directors.

D.     Procedures and Administration

      1. Meetings. The Audit Committee shall meet at least twice each year and at each time the Company proposes to issue quarterly financial earnings results and otherwise as often as it deems necessary in order to perform its responsibilities; provided, however, that in no event shall the Audit Committee meet less than once per quarter. The Audit Committee may also act by unanimous written consent in lieu of a meeting. The Audit Committee shall also periodically meet separately with: (i) the independent auditor; (ii) Company management, including inquiry with the CEO and CFO regarding the quality of financial reporting of the Company from a subjective as well as an objective standpoint, (iii) the Company’s internal auditors, if any and (iv) the Company’s primary counsel. The Audit Committee shall keep such records of its meetings as it shall deem appropriate.

      2. Subcommittees. The Audit Committee may form and delegate authority to one or more subcommittees (including a subcommittee consisting of a single member), as it deems appropriate from time to time under the circumstances. Any decision of a subcommittee to preapprove audit, review, attest or non-audit services shall be presented to the full Audit Committee at its next scheduled meeting.

      3. Reports to Board. The Audit Committee shall report regularly to the Board of Directors.

      4. Charter. At least annually, the Audit Committee shall review and reassess the adequacy of this Charter and recommend any proposed changes to the Board of Directors for approval, including any changes necessary as a result of new laws and regulations.

      5. Independent Advisors. The Audit Committee is authorized, without further action by the Board of Directors, to engage such independent legal, accounting, auditors other than the principal auditors and other advisors as it deems necessary or appropriate to carry out its duties, provided that the Audit Committee advises the Board of any such engagement. Such independent advisors may be the regular advisors to the Company. The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the compensation of such advisors as established by the Audit Committee.

      6. Investigations. The Audit Committee shall have the authority to conduct or authorize investigations into any matters within the scope of its responsibilities as it shall deem appropriate, including the authority to request any officer, employee or advisor of the Company to meet with the Audit Committee or any advisors engaged by the Audit Committee.

      7. Funding. The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

      8. Self Assessment. At least annually, the Audit Committee shall conduct a self assessment to review the Committee’s effectiveness, including the creation of an agenda for the ensuing year.

HYBRIDON, INC.

Dear Stockholder:

Please take note of the important information enclosed within this Proxy Ballot. There are a number of issues related to the management and operation of your Company that require your immediate attention and approval. These are discussed in the enclosed proxy materials.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on the proxy card to indicate how your shares shall be voted. Then sign and date the card, detach it and return your proxy vote in the enclosed postage paid envelope. Your vote must be received prior to the Annual Meeting of Stockholders to be held on June 24, 2004.

Thank you in advance for your prompt consideration of these matters.

Sincerely, Hybridon, Inc.

This Proxy when properly executed will be voted in the manner directed by the undersigned stockholder(s). If no indication is made, the proxies shall vote “FOR” the director nominees and “FOR” proposal number 2.	Please mark your votes as indicated in this example	☒

A vote FOR the director nominees and FOR proposal number 2 is recommended by the Board of Directors.

1)	Election of Class III Directors.			2)	Approval of amendment to the Company’s Restated Certificate of Incorporation to increase the number of authorized shares of the Company’s Common Stock from 150,000,000 shares to 185,000,000 shares.	FOR ☐	AGAINST ☐	ABSTAIN ☐
	FOR	WITHHELD	FOR ALL EXCEPT
	☐	☐	☐

Nominees:	01 Dr. Sudhir Agrawal, 02 Youssef El Zein and 03 Stephen R. Seiler				Mark box at right if an address change has been noted on the reverse side of this card			☐

If you do not wish your shares voted “FOR” a particular
nominee, mark the “For All Except” box and strike a line
through the nominee(s) name as listed above. Your shares
will be voted for the remaining nominee(s).					In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment thereof.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY.

Date	Stockholder Signature
Please sign this proxy exactly as your name appears hereon. Joint Owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign. If a corporation or partnership, this signature should be that of an authorized officer who should state his or her title.

HYBRIDON, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS
Annual Meeting of Stockholders — June 24, 2004

     Those signing on the reverse side, revoking prior proxies, hereby appoint(s) Dr. Sudhir Agrawal, Robert G. Andersen and Stephen R. Seiler, or each or any of them with full power of substitution, as proxies for those signing on the reverse side to act and vote all shares of stock of Hybridon, Inc. (the “Company”) which the undersigned would be entitled to vote if personally present at the 2004 Annual Meeting of Stockholders of the Company and at any adjournments thereof as indicated upon all matters referred to on the reverse side and described in the Proxy Statement for the Meeting, and, in their discretion, upon any other matters which may properly come before the Meeting. Attendance of the undersigned at the Meeting or at any adjournment thereof will not be deemed to revoke this proxy unless those signing on the reverse side shall revoke this proxy in writing.

HAS YOUR ADDRESS CHANGED?

PLEASE VOTE, DATE AND SIGN ON OTHER SIDE AND RETURN PROMPTLY IN ENCLOSED ENVELOPE.

▲     FOLD AND DETACH HERE     ▲